Exhibit 99.1

Contact:	US Unwired Ed Moise, Investor Relations (337) 310-3500 ir@usunwired.com

US UNWIRED INC. ANNOUNCES REDEMPTION OF ITS

13 3/8% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2009

Lake Charles, LA (September 23, 2004) — US Unwired Inc. (OTC Bulletin Board:UNWR) today announced it has given notice to U.S. Bank National Association (as trustee and paying agent) to redeem all of US Unwired’s outstanding 13 3/8% Senior Subordinated Discount Notes due 2009 (the “Notes”). These securities will be redeemed on November 1, 2004 with a redemption premium of 6.688 percent.

During the second quarter of 2004, US Unwired retired $235.8 million of the $400 million outstanding face amount of the Notes through a tender offer and successfully exchanged $75 million outstanding face amount of the Notes for equity. Since June 30, 2004, the Company has purchased or has transactions pending to purchase approximately $48 million aggregate face amount of Notes. Together, the redemption and repurchases will eliminate approximately $89.2 million aggregate face amount of debt and further reduce the Company’s annual interest expense by approximately $12 million.

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS Affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 68 markets, currently serving over 650,000 PCS customers. US Unwired’s PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. For more information on US Unwired and its products and services, visit the company’s web site at http://www.usunwired.com. US Unwired is traded on the OTC Bulletin Board under the symbol “UNWR”.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint wireless pricing plans, products and services; the ability of Sprint to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings’ network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired’s stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to Items 1, 7 and 7A of US Unwired’s Form 10-K for the period ended December 31, 2003, and Items 2 and 5 (“Risk Factors”) of US Unwired’s Form 10-Q for the period ended June 30, 2004, as filed with the Securities and Exchange Commission.

US Unwired does not undertake to update or revise any forward-looking statement contained herein.

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